GOODWIN, PROCTER & HOAR LLP
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881
                                                      TELEPHONE (617) 570-1000
                                                      TELECOPIER (617) 523-1231
                               February 25, 1998

USAA Mutual Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, TX 78288

Ladies and Gentlemen:

        As counsel to USAA Mutual Fund, Inc. (the "Company"), a Maryland corporation, we have been asked to render our opinion with respect to the issuance of shares of capital stock, $.01 par value per share, of the USAA S&P 500 Index Fund (the "Shares"), a class of capital stock of the Company which has been established and designated in the Company's Articles of Incorporation and Articles Supplementary to the Articles of Incorporation, as amended (collectively, the "Articles"), all as more fully described in the Prospectus and the Statement of Additional Information contained in Post-Effective Amendment No. 48 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission.

        We have examined the Articles, the By-Laws of the Company, as amended, the minutes of certain meetings of and resolutions adopted by the Board of Directors of the Company, the Prospectus and Statement of Additional Information contained in the Amendment and such other documents, records and certificates as we deemed necessary for the purposes of this opinion.

        Based upon the foregoing, and assuming that not more than 75,000,000 Shares of the USAA S&P 500 Index Fund will be issued and outstanding at any time, we are of the opinion that the Shares will, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable.

        We also hereby consent to the reference to the firm in the Statement of Additional Information under the heading "General Information-Counsel" which forms a part of the Amendment and the filing of this opinion as an exhibit to the Amendment.

                                                Very truly yours,


                                                /s/ Goodwin, Procter & Hoar LLP
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                                                GOODWIN, PROCTER & HOAR LLP
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